Exhibit 99.2

CONSULTING SERVICES AGREEMENT

This Consulting Agreement (“Agreement”) is entered into this 24th day of May, 2013, by and between Christopher Leichtweis operating as an independent consultant having a principal place of business at Knoxville, TN, (Consultant), and Perma-Fix Environmental Services, Inc. (PESI), a corporation organized and existing under the laws of Delaware, having its principal place of business 8302 Dunwoody Place, Suite 250, Atlanta, GA 30350, but shall become effective as of May 24, 2013.

I.	BACKGROUND
Consultant was previously employed as an executive officer of the Company and possesses extensive knowledge with respect to PESI and certain of its subsidiaries’ operations and lines of business, particularly in connection with the operations and prospects of Safety & Ecology Holdings Corporation and its subsidiaries (together, the “Company”).  In connection with Consultant’s voluntary termination of employment with PESI, Consultant and PESI entered into the Separation and Release Agreement, dated May, 2013 (the “Separation Agreement”).  PESI now desires to retain Consultant, and Consultant desires to perform certain independent consulting services for PESI, on the terms and conditions set forth in this Agreement.  PESI is willing to enter into this Agreement and provide compensation to Consultant based solely on the covenants and agreements set forth in this Agreement.

II.	TERM
The term of this Agreement shall become effective the 24th day of May, 2013 and terminate on the 23rd day of July, 2014, unless sooner terminated as provided herein.  This Agreement may be extended if both parties agree in writing to such extension and that it is in their mutual best interest.

III.	WORK SCOPE
During the term of this Agreement, Consultant will (a) assist in the Company’s business development initiatives in the United States and Canada as provided in this Agreement and (b) provide such other business consulting services, both as reasonably requested by the Supervisor.  Consultant will at all times render bona fide consulting services to PESI under this Agreement.  Consultant agrees that he will, at all times, faithfully and in a professional manner perform all of the duties that are required of Consultant pursuant to the terms of this Agreement

IV.	OWNERSHIP OF WORK PRODUCT
Consultant agrees that all rights, title and interest in the database(s), program(s) and any other electronic files developed under this Agreement, including copyright rights are the property of the Company without restrictions.  Consultant shall provide source codes to the Company whenever requested.

V.	INDEPENDENT CONTRACTOR
In the performance of the work and services hereunder, the Consultant, if available, will act on the behalf of Company, however nothing contained or implied herein, will at any time be so construed as to create the relationship of employer and employee, partnership, principal and agent, or joint venture as between Company and the Consultant.  Consultant does not have the authority to bind the Company or any of its affiliates to any third person, unless expressly authorized in writing by PESI.  It is understood PESI has no obligation under local, state or federal laws regarding the Consultant or any employees, agents or subcontractors employed by the Consultant and that the total commitment and liability of PESI in regard to any arrangement or work performed hereunder is to pay the fees and expenses pursuant to the provisions hereof.  Consultant will not be entitled to participate in any plans, arrangements, or distributions by the Company or any of the contractors relating to any pension, deferred compensation, bonus, stock bonus, hospitalization, insurance, or other benefits extended to employees.  The Consultant and the Company acknowledge and agree that the Company is not obligated to request any hours of service from the Consultant, and the Consultant is not exclusive to the Company, except as otherwise provided in Article X. below.

VI.	SUPERVISION
Consultant will report to and be within the PESI organization managed by James Blankenhorn, PESI Chief Operating Officer (the “Supervisor”).

VII.	COMPENSATION
Subject to the terms of this Article VII, during the term of this Agreement, in consideration of Consultant providing the consulting services under this Agreement, PESI will pay to Consultant a consulting fee (the “Consulting Fee”) of $135.00 per hour for the time that the Consultant reasonably spends on performing the task orders set forth in Article III hereof, which task orders have been approved in writing by the Supervisor.

As a condition to payment of any Consulting Fees, Consultant will submit to the Supervisor an invoice with a detailed accounting of hours worked for each task during the applicable month.  No Consulting Fee will be payable for hours in excess of 40 hours per week (determined on a weekly basis, and not as a weekly average of hours per month) without prior written approval of the Supervisor for such excess hours.

VIII.	TRAVEL EXPENSES
Travel and any other expenses attributed to PESI business must be based on reasonable actual expenses.   Travel conducted to complete scope detailed in individual task orders will be reimbursed in accordance with General Services Accounting per diem tables and PESI Employee Reimbursement policy.  Expenses that exceed $250.00 must be approved in advance by Supervisor.  Consultant will submit to the Supervisor an expense report for any authorized expenses incurred in completing task order(s), with supporting receipts, for reimbursement by PESI.  Expense reports for travel will be submitted within 10 calendar days of travel.  E-mail/fax or hard copies of invoices are acceptable.

IX.	PAYMENT
Payment for compensation and reimbursement for expenses will be made within forty five (45) days after submission by the Consultant of itemized invoices, subject to the approval by the Supervisor of such invoices in accordance with PESI’s policies and procedures.

X.	CONFIDENTIAL INFORMATION AND RESTRICTIVE COVENANTS

(1)
No Disclosure.  During Consultant’s engagement with PESI pursuant to this Agreement, and for a period of five years thereafter, Consultant agrees to hold in confidence and not disclose, directly or indirectly any and all proprietary, secret or confidential information, knowledge or data (“Confidential Information”) relating to the Company and all of the Company’s affiliates and subsidiaries and entities under common control with the Company, whether existing now or in the future, and their respective businesses, which shall have been obtained by Consultant during Consultant’s engagement by the Company or which is identified as proprietary.  Confidential Information includes, but is not limited to, proprietary, client or business information of the Company whether oral (whether or not thereafter described in writing) written or in a physical embodiment or otherwise, including, but not limited to Trade Secrets, customer lists, independent contractor and consultant lists, financial information, pricing data, sales data, marketing data, and business plans.

(2)
Exception.  Notwithstanding the provisions of Article X(1) above, Consultant shall not be held liable for disclosure of information which (a) was in the public domain and is readily available to the public at the time of its disclosure by Consultant through means unrelated to Consultant’s disclosure, or (b) was disclosed after Consultant received the Company’s written consent to such disclosure.

(3)
Trade Secrets.  The innovations, improvements, discoveries, developments, methods, processes and “know how” concerning the Business which Consultant develops pursuant to the Consultant’s engagement with PESI or had developed during Consultant’s employment with the Company (the “Trade Secrets”) are the sole and exclusive property of PESI.  Consultant shall not, for a period of five years from execution of this agreement, use the Trade Secrets except in furtherance of the Company’s business interests.

(4)
Restrictive Covenant.  Consultant agrees that he will not, directly or indirectly, by or for himself, or as an agent, representative or consultant of another, during his engagement with PESI under this Agreement and during the Restricted Period (defined below) do as follows:

(a)
own, manage, operate, engage in, perform, conduct or be employed by any business or enterprise relating to (i) the Formerly Utilized Sites Remedial Action Program (FUSRAP) in the United States and (ii) nuclear projects within Canada and collection of existing receivables (collectively, the “Restricted Business”); Employee may participate in certain work (management, consulting, or otherwise with existing Prime FUSRAP contractors (any district) as long as it does not compete directly with PESI or their respective team that could offer advantage to PESI in winning work from such prime. The consultant agrees to notify PESI of this participation at the time of service via e-mail and/or letter.

(b)	directly solicit the sale of goods, services or a combination of goods and services from the established customers of the Company in the Restricted Business, except for the benefit of the Company;

(c)	act as an employee of or consultant to any business or enterprise in the Restricted Business other than the Company;

(d)	engage in conduct or make statements, written or oral, that are derogatory about or detrimental to the Company or any of its clients, affiliates, directors, officers, managers, or employees.

(5)	Restricted Period. “Restricted Period” is the fourteen month period after the execution of this Agreement.

(6)
Related Person.  Consultant will not permit a Related Person (as defined below) to perform or engage in activities which he has agreed to not perform or engage in personally.  A “Related Person” means a spouse or any joint venture, partnership, corporation, limited liability company or other business entity or enterprise in which Consultant owns a direct or indirect interest but excluding publicly traded corporations of which Consultant owns two percent or less of the total outstanding shares.

(7)
Authority to Reform.  If any of the foregoing restrictions are found by a court to be overly broad in duration or territorial scope, or otherwise unreasonable or unlawful, the court will have the authority to reform the Agreement and to enforce the restrictions to the fullest extent found by the court to be reasonable and lawful in light of all of the circumstances.

(8)
Injunctive Relief.  Consultant acknowledges that (a) the provisions of Article X of this Agreement are reasonable and necessary for the protection of PESI; (b) PESI will be irrevocably damaged if such covenants and provisions are not specifically enforced; (c) the remedy at law for any breach or threatened breach of any covenant contained in Article X will be inadequate; and (d) PESI, in addition to such other remedies as may be available to it in law or in equity, may seek injunctive relief without bond or other security.

XI.	INDEMNIFICATION
Consultant agrees to hold the Company and its members, managers, directors, officers and controlling persons, and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all damages, liabilities, costs and expenses incurred or suffered by them as a result of (a) any breach of the terms of this Agreement by Consultant during or after his engagement with PESI, or (b) claims for personal injury, death, and property damages arising out of the negligent acts or omissions of the Consultant.

XII.	CHANGES
PESI may request changes within the scope of this Agreement and, if accepted by Consultant, the price, performance schedule and other pertinent provisions of the Agreement will be adjusted by mutual agreement of the Parties prior to implementation of the changes.  Such changes will be in writing as an amendment to this agreement.

XIII.	CONFLICT OF INTEREST
If at any time during the term of this Agreement or fourteen months from the execution of this agreement, whichever is longer, Consultant proposes to perform services for third parties that could directly or indirectly conflict with the interests of the Company, Consultant will deliver to PESI a written general notice of such services. By entering into this Agreement, it is understood that the Consultant (i) presently represents and warrants that he has no conflicting interests, agreements or obligations with any other party, and (ii) shall not, during the term of this Agreement, perform services for third parties that would compete with the Company, or assist others in competing with the Company on Restricted Business.

XIV.	TERMINATION

(1)
PESI or the Consultant shall have the right to terminate this Agreement or any work being performed prior to the date of termination of this Agreement at any time by 30 days written notice to the other party; provided that PESI may terminate this Agreement and work being performed immediately for Cause upon written notice to Consultant.  In such event, the Consultant will have no liability or obligation for any performance after PESI received or should have received such notice, except as set forth in Article XI or as otherwise provided in this Agreement or in the Severance Agreement.  PESI shall be liable only for payment of services performed and reimbursement of approved expenditures prior to the effective date of termination.  For purposes of this Agreement, “Cause” means: (a) a material breach of Consultant’s obligations and duties under the terms of this Agreement or the Separation Agreement; (b) Consultant being charged by local, state, or federal authorities with a felony or any crime involving moral turpitude; (c) Consultant engaging in any criminal activity conduct which, in the sole discretion of the Company, would impair Consultant’s ability to perform his duties to the Company or would materially impair the business reputation of the Company.

(2)
Upon completion of Consultant’s services hereunder, the termination of Consultant’s engagement with PESI, or at such other time as may be requested by Company, Consultant shall return to Company all documents, records, notebooks, and similar repositories of or containing proprietary information, including copies thereof, whether prepared by Consultant or others, in Consultant’s possession or control.  Consultant will cooperate fully with PESI in all matters relating to the winding up of pending work on behalf of PESI and the orderly transfer of work to other representatives of PESI.

(3)
This Agreement shall automatically terminate and become null and void if the Consultant rescinds or attempts to rescind the Separation Agreement in accordance with the Severance Agreement or otherwise.

XV.	DISCLOSURE TO PROSPECTIVE EMPLOYERS
Consultant agrees that he will, before accepting any offer of employment or engagement as a consultant during the Restricted Period, make full disclosure of the existence and contents of this Agreement to the prospective employer or contractor.  Consultant hereby authorizes the Company to make such disclosure without liability for claims of interference with a contractual relationship.

XVI.	TAX MATTERS
All payments to Consultant, including reimbursements, will be included in Consultant’s gross income as compensation for services rendered and reported on IRS Form 1099.  Consultant agrees that Consultant is responsible for payment of all local, state and federal taxes (including FICA taxes) on income earned under this Agreement, as the Company will not withhold any sums for income tax, unemployment insurance, social security or any other withholding pursuant to any law or requirement of any governmental body relating to Consultant.  Consultant is not relying upon the Company for advice regarding tax aspects of this Agreement.

XVII.	FORCE MAJEURE
Neither PESI nor the Consultant will be liable for failure to perform any obligation or delay in performance resulting from or contributed to by any cause due to any act of God; undeclared act (including delay, failure to act, or priority) of any government authority; civil disturbance; insurrection or riot; strikes; sabotage; fire; embargo; major equipment breakdown; or delay or accident in shipping or transportation.  In the event of a delay in performance under this Article, the time for performance of the work will be extended by a period of time reasonably necessary to overcome the effect of the delay.  Consultant's expenses due to force majeure delays, other than delays which are deemed to be within the reasonable control of Consultant, will be treated as changes to the scope of work and the Agreement will be adjusted as set forth in Article XII, Changes.

XVIII.	AUTHORITY
The Consultant has no authority whatsoever, express or implied, by virtue of this Agreement to commit the Company in any way to perform in any manner or to pay money for services or material.

XIX.	TAX MATTERS
All payments to Consultant, including reimbursements, will be included in Consultant’s gross income as compensation for services rendered and reported on IRS Form 1099.

XX.	CHOICE OF LAW
This Agreement as executed shall be governed by the laws of the State of Georgia.

XXI.	ENTIRE AGREEMENT
This Agreement contains the entire agreement of the Parties relating to the subject matter hereof, and the Parties have made no agreements, representations, or warranties relating to the subject matter hereof which are not set forth herein.  No modification of this Agreement shall be valid unless made in writing and signed by the Parties hereto.

XXII.	SURVIVAL
Notwithstanding any termination of this Agreement or the termination of Consultant’s engagement with the Company under this Agreement, Articles X, XI, and XV will survive pursuant to the their respective terms.

XXIII.	SEPARATION AGREEMENT
This Agreement is subject to, and conditional upon, PESI and the Consultant having executed the Separation Agreement and Consultant shall not have rescinded the Separation Agreement pursuant to its terms or otherwise.

[SIGNATURES APPEAR ON NEXT PAGE]

SIGNATURES:

/s/Christopher P Leichtweis	5/14/2013
Signature	Date

Name:	Christopher Leichtweis

Title:	Consultant

Phone:

Consultants Federal Taxpayer Identification Number:

Perma-Fix Environmental Services, Inc.

By	/s/James A. Blankenhorn	14 May 2013
Date

Name:	James A. Blankenhorn

Title:	Chief Operating Officer

Phone:	(770) 587-9898